Exhibit 99.1

KKR Financial Holdings LLC Announces First Quarter 2012 Financial Results and

a Quarterly Distribution of $0.18 per Common Share

SAN FRANCISCO, CA, April 25, 2012—KKR Financial Holdings LLC (NYSE: KFN) (“KFN” or the “Company”) today announced its results for the first quarter ended March 31, 2012.

First Quarter 2012 Highlights

•                  Net income for the first quarter ended March 31, 2012 totaled $88.0 million, or $0.48 per diluted common share.

•                  Declared a quarterly cash distribution of $0.18 per common share for the first quarter of 2012.

•                  Book value per common share of $9.81 as of March 31, 2012 as compared to book value per common share of $9.41 as of December 31, 2011.

•                  Completed a $115.0 million 30-year 7.500% senior note offering that generated $111.4 million of net proceeds for the Company.

For the first quarter ended March 31, 2012, KFN reported net income of $88.0 million, or $0.48 per diluted common share, as compared to net income of $93.8 million, or $0.51 per diluted common share, for the first quarter ended March 31, 2011.

KFN’s first quarter 2012 results included net investment income of $37.9 million, other income of $78.9 million and non-investment expenses of $32.8 million. Comparatively, KFN’s first quarter 2011 results reflected net investment income of $79.5 million, other income of $46.4 million and non-investment expenses of $30.8 million. Net investment income decreased $41.6 million from the first quarter ended March 31, 2011 to 2012 primarily due to a $34.8 million increase in provision for loan losses and an $8.6 million increase in interest expense. Other income increased $32.5 million from the first quarter ended March 31, 2011 to 2012 largely due to a $24.4 million increase in net realized and unrealized gains on investments primarily as the result of sales and paydowns of certain investments, as well as a $3.1 million increase in net realized and unrealized gains on derivatives and foreign exchange.

Portfolio Activity

Natural Resources Strategy

During the first quarter of 2012, the Company executed several transactions including the following: i) the acquisition of oil and gas working interests in acreage located in Louisiana, Mississippi and Texas for $69.8 million, of which $28.5 million was financed through the Company’s non-recourse natural resources credit facility; ii) a commitment to acquire working interests in oil and gas properties located in North Texas for approximately $69 million, of which approximately $29 million will be financed through the Company’s non-recourse natural resources credit facility; iii) a commitment of approximately $90 million to invest in a partnership with Chesapeake Energy Corporation to invest in mineral interests and overriding royalty interests in key oil and gas basins in the United States; and iv) a commitment of approximately $12 million to a consortium alongside Schlumberger and Tecpetrol, which will re-develop and provide services to optimize production of certain wells in Ecuador in return for a fixed dollar fee per barrel of incremental production.

Special Situations Strategy

During the first quarter of 2012, the Company deployed or committed to deploy approximately $35 million to several different special situations distressed opportunities, predominantly in Europe.

Senior Notes Offering

During the first quarter ended March 31, 2012, the Company received net proceeds totaling $111.4 million through the issuance of  $115.0 million of 7.500% Senior Notes due March 20, 2042 . The net proceeds from this offering will be used for general corporate purposes.

Book Value

Book value per share increased to $9.81 from $9.41 as of December 31, 2011. The increase in book value per share from December 31, 2011 was primarily driven by the Company’s earnings for the first quarter of $0.48 per diluted common share and an increase in the Company’s accumulated other comprehensive income, a component of shareholders’ equity, of $0.18 per share primarily as a result of increases in value of certain securities-available-for sale and interest rate swaps designated as cash flow hedges, slightly offset by the Company’s distribution to shareholders for the fourth quarter and year ended 2011 of $0.26 per common share.

Distributions

On April 24, 2012, the Company’s board of directors declared a cash distribution of $0.18 per common share. The distribution is payable on May 22, 2012 to common shareholders of record as of the close of business on May 8, 2012.

Information for Investors: Conference Call and Webcast

The Company will host a conference call and audio webcast to review its results for the first quarter ended March 31, 2012 on April 25, 2012, at 6:00 a.m. PT (9:00 a.m. ET). The conference call may be accessed by dialing (888) 215-6918 (Domestic) or +1 (913) 312-0650 (International); a pass code is not required. A telephonic replay of the call will be available through May 9, 2012 by dialing (888) 203-1112 (Domestic) and +1 (719) 457-0820 (International) / pass code 6864908. Supplemental materials that will be discussed during the call and the live audio web cast will be available in the Investor Relations section of the Company’s website at http://ir.kkr.com/kfn_ir/kfn_events.cfm. An audio replay of the web cast will be archived in the Investor Relations section of the Company’s website at http://ir.kkr.com/kfn_ir/kfn_events.cfm.

From time to time the Company may use its website as a channel of distribution of material company information. Financial and other important information regarding the Company is routinely posted on and accessible at the Investor Relations section for KFN at www.kkr.com. In addition, you may automatically receive email alerts and other information about the Company by enrolling your email by visiting the “Email Alerts” area in KFN’s Investor Relations section.

About KKR Financial Holdings LLC

KKR Financial Holdings LLC is a specialty finance company with expertise in a range of asset classes. KFN’s core business strategy is to leverage the proprietary resources of its manager with the objective of generating both current income and capital appreciation. KFN executes its core business strategy through its majority-owned subsidiaries. KFN is externally managed by KKR Financial Advisors LLC, a wholly-owned subsidiary of KKR Asset Management LLC, which is a wholly-owned subsidiary of Kohlberg Kravis Roberts & Co. L.P.  Additional information regarding KFN is available at http://www.kkr.com.

“Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements with regards to the use of proceeds from the Company’s debt offering in the quarter ended March 31, 2012 and commitments to deploy capital. These forward-looking statements are based on information available to the Company as of the date of this press release and actual results may differ. These forward-looking statements involve known and unknown risks, uncertainties and other factors beyond the Company’s control. Any forward-looking statements speak only as of the date of this press release and the Company expressly disclaims any obligation to update or revise any of them to reflect actual results, any changes in expectations or any change in events. If the Company does update one or more forward-looking statements, no inference should be drawn that it will make additional updates with respect to those or other forward-looking statements. For additional information concerning risks, uncertainties and other factors that may cause actual results to differ from those anticipated in the forward-looking statements, and risks to the Company’s business in general, please refer to the Company’s SEC filings, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2011, filed with the SEC on February 28, 2012.

Schedule I

KKR Financial Holdings LLC

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(Amounts in thousands, except per share information)

	For the three months ended March 31, 2012	For the three months ended March 31, 2011
Net investment income:
Loan interest income	$104,094	$109,645
Securities interest income	22,576	22,556
Other investment income	11,264	3,129
Total investment income	137,934	135,330
Interest expense	40,715	32,121
Interest expense to affiliates	12,859	12,096
Provision for loan losses	46,498	11,661
Net investment income	37,862	79,452
Other income:
Net realized and unrealized gain on investments	63,588	39,184
Net realized and unrealized gain on derivatives and foreign exchange	9,149	6,067
Net realized and unrealized gain (loss) on residential mortgage-backed securities, at estimated fair value	3,047	(738)
Net loss on restructuring and extinguishment of debt	(445)	—
Other income	3,592	1,923
Total other income	78,931	46,436
Non-investment expenses:
Related party management compensation	18,113	21,201
General, administrative and directors expenses	12,804	8,171
Professional services	1,896	1,432
Total non-investment expenses	32,813	30,804
Income before income tax (benefit) expense	83,980	95,084
Income tax (benefit) expense	(4,068)	1,317
Net income	$88,048	$93,767

Net income per common share:
Basic	$0.49	$0.53
Diluted	$0.48	$0.51

Weighted-average number of common shares outstanding:
Basic	177,775	177,075
Diluted	182,247	181,292

Schedule II

KKR Financial Holdings LLC

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(Amounts in thousands, except share information)

	March 31, 2012	December 31, 2011
Assets
Cash and cash equivalents	$526,846	$392,154
Restricted cash and cash equivalents	823,950	399,620
Securities	865,759	922,603
Corporate loans, net (includes $297,708 and $317,332 loans held for sale as of March 31, 2012 and December 31, 2011, respectively)	5,972,943	6,443,399
Equity investments, at estimated fair value ($15,528 and $12,222 pledged as collateral as of March 31, 2012 and December 31, 2011, respectively)	203,642	189,845
Derivative assets	31,109	28,463
Interest and principal receivable	38,336	62,124
Other assets	309,605	209,020
Total assets	$8,772,190	$8,647,228
Liabilities
Collateralized loan obligation secured debt	$5,496,488	$5,540,037
Collateralized loan obligation junior secured notes to affiliates	347,855	365,848
Credit facilities	66,800	38,300
Convertible senior notes	277,091	299,830
Senior notes	362,109	250,676
Junior subordinated notes	283,517	283,517
Accounts payable, accrued expenses and other liabilities	35,325	24,680
Accrued interest payable	20,659	25,536
Accrued interest payable to affiliates	7,102	6,561
Related party payable	16,827	11,078
Derivative liabilities	108,164	125,333
Total liabilities	7,021,937	6,971,396
Shareholders’ Equity
Preferred shares, no par value, 50,000,000 shares authorized and none issued and outstanding at March 31, 2012 and December 31, 2011	—	—
Common shares, no par value, 500,000,000 shares authorized, and 178,393,521 and 178,145,482 shares issued and outstanding at March 31, 2012 and December 31, 2011, respectively	—	—
Paid-in-capital	2,759,996	2,759,478
Accumulated other comprehensive loss	(3,380)	(35,619)
Accumulated deficit	(1,006,363)	(1,048,027)
Total shareholders’ equity	1,750,253	1,675,832
Total liabilities and shareholders’ equity	$8,772,190	$8,647,228

Investor Relations Contact:

Angela Yang
415-315-6567
investor-relations@kkr.com

Media Contact:
Kristi Huller
212-750-8300
media@kkr.com